Exhibit 4.243

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 129955 of June “30”, 2015

For the provision of

data transmission services, except for data transmission services for the purpose of voice transmission

This license is granted to

Open Joint Stock Company

Mobile TeleSystems

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027700149124

Taxpayer Identification No. (INN)

7740000076

Location:

109147, 4 Marksistskaya St., Moscow

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

to June 30, 2020

This license is granted on the basis of the decision of the licensing authority - Order No. 261-pcч of April 27, 2015

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 066687

Annex to License No. 129955**

License requirements

1. Mobile TeleSystems Open Joint-Stock Company (the Licensee) shall comply with the terms of this license.

Short name:

MTS OJSC

OGRN 1027700149124	INN 7740000076

Location:

109147, 4 Marksistskaya St., Moscow

2. The Licensee shall start provision of services under the license no later than 30.06.2015.

3. The Licensee shall provide communication services under the license only in the territory of the Republic of Bashkortostan.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a)   access to the Licensee’s communication network;

b) connections over data transmission network, with exception of connections for the purpose of voice transmission;

c) access to data transmission services rendered by other operators, whose data transmission networks interacts with the communication network of the Licensee.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data network of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee , accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

129955

1

7. This license has been issued based on the results of the application for renewal of the license No. 75001 of 30.06.2010 without bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. Radio spectrum is not used in the provision of services under this license.

9. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

10. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

11. Licensee is not a universal service operator. There are no licensing requirements for the provision of universal services in accordance with agreements for provision of universal communications services concluded with the authorized executive body.

12. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to data transmission services except for data transmission services for the purpose of voice transmission, and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 75001 of 30.06.2010.

2

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya
MAY 18, 2015

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

127928